Exhibit 10.13

AMENDMENT TO THE

BROCADE COMMUNICATIONS SYSTEMS, INC.

AMENDED AND RESTATED INDUCEMENT AWARD PLAN

April 4, 2018

This Amendment (this “Amendment”) to the Brocade Communications Systems, Inc. Amended and Restated Inducement Award Plan, as amended (as amended, the “Plan”) is effective as of the date first set forth above, such amendment being approved by the Board of Directors of Broadcom Inc., a Delaware corporation (the “Company”), pursuant to Section 20(a) of the Plan. The Plan is hereby amended as follows:

1.	The following will replace Section 2(k) of the Plan in its entirety:

“(k) “Common Stock” means the common stock of the Company.”

2.	The following will replace Section 2(l) of the Plan in its entirety:

“(l) “Company” means Broadcom Inc., a Delaware corporation.”

3.	All references to “ordinary shares” or other similar terms in the Plan shall refer to shares of the common stock of the Company.

4.	Except as provided in this Amendment, the Plan shall remain in full force and effect.

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